Shengtai Pharmaceutical, Inc. Reports
Financial Results for the Third Quarter and the First Nine Months of Fiscal Year 2010

WEIFANG, Shandong, China, May 17, 2010  -- Shengtai Pharmaceutical, Inc. (OTC Bulletin Board: SGTI) (''Shengtai'' or ''the Company''), a manufacturer and distributor in China of glucose and starch as pharmaceutical raw materials and other starch and glucose products, today reported its financial results for the third quarter and the first nine months of fiscal year 2010 ended March 31, 2010.

Financial Summary of the Third Quarter 2010

•	Revenues totaled $29.41 million
•	Net income totaled $0.98 million
•	Basic and diluted earnings per share of $0.05
•	Cash and restricted cash position at $18.10 million on March 31, 2010

Financial Summary of the First Nine Months 2010

•	Revenues totaled $81.04 million
•	Net income totaled $2.81 million
•	Basic and diluted earnings per share of $0.15
•	Operating cash flow of $7.35 million

“Our company continued to reap good sales revenue in the third quarter of fiscal year 2010.” said Mr. Qingtai Liu, Shengtai’s CEO. “The operations of the third quarter added another $0.05 earnings per share to that of the previous two quarters, and delivered $0.15 of the total earnings per share for the nine months ended March 31, 2010.”

Financial Results of the Third Quarter Fiscal 2010

Net sales for the three months ended March 31, 2010 were $29,407,287, an increase of $13,105,765, or 80.40%, compared with the same period in 2009. The increase in net sales primarily resulted from the increase of the Company’s sales volume and selling prices.

Net sales from exports for the three months ended March 31, 2010 increased approximately 212% compared with the same period in 2009. Domestic sales of cornstarch and other products for the three months ended March 31, 2010 increased approximately 88% compared with the same period last year.

The gross profit for the three months ended March 31, 2010 was $5,657,155, an increase of $4,639,562, or 455.93%, compared with the same period in 2009, and the gross profit margin for the three months ended March 31, 2010 was 19.2%, an increase from 6.2% for the same period in 2009.

Selling, general and administrative expenses were $3,078,030 for the three months ended March 31, 2010 compared to $1,322,178 for the three months ended March 31, 2009. The increase was due largely to the write-off of a payment of $837,684. After deducting the write-off, selling, general and administrative expenses for the three months ended March 31, 2010 were $2,240,346, an increase of $918,168, or 69.4%, from the three months ended March 31, 2009.

Net income for the three months ended March 31, 2010 was $978,125, an increase of $1,639,523 compared with a net loss of $661,398 for the same period in 2009.

Financial Results of the First Nine Months Fiscal 2010

Net sales for the nine months ended March 31, 2010 were $81,043,203, an increase of $31,822,207, or 64.65%, compared with the same period in 2009. The increase in sales revenue resulted from the increase of the Company’s sales volume and selling prices.

Net sales from exports for the nine months ended March 31, 2010 increased approximately 181% compared with the same period in 2009.  Domestic sales of cornstarch and other products for the nine months ended March 31, 2010 increased approximately 138% compared with the same period last year.

The gross profit for the nine months ended March 31, 2010 was $13,447,859, an increase of $7,243,570, or 116.75%, compared with the same period in 2009, and the gross profit margin for the nine months ended March 31, 2010 was 16.6%, an increase from 12.6% for the same period in 2009.

Selling, general and administrative expenses were $7,358,396 for the nine months ended March 31, 2010 compared to $6,074,853 for the nine months ended March 31, 2009. The increase was due largely to the write-off of a payment of $837,684. After deducting the write-off, selling, general and administrative expenses for the nine months ended March 31, 2010 were $6,520,712, an increase of $445,859, or 7.3%, from the nine months ended March 31, 2009.

Net income for the nine months ended March 31, 2010 was $2,814,184, an increase of $3,319,673 compared with a net loss of $505,489 for the same period in 2009.

Financial Condition

The Company generated $7.35 million in positive cash flow from operations during the nine months ended March 31, 2010. As of March 31, 2010, the Company had cash and restricted cash position at $18.10 million. The Company’s short-term loan totaled $36.91 million, notes payable to banks totaled $14.96 million, long-term loan’s current maturity totaled $2.50 million and the long-term debt’s non-current portion totaled $3.80 million. The Company’s total shareholders' equity increased to $48.31 million. The Company expects that its proceeds from operating cash flows and its cash balances, together with amounts available under the loans, will be sufficient to meet its anticipated liquidity needs for the next twelve months.

Business Outlook

Based on its current outlook, and existing and anticipated business conditions, Shengtai expects net income for the fiscal year ending June 30, 2010 to be between $4 to $5 million.

“We stick to our strategies of increasing of production capacity, control of costs, improving of product mix structure to create higher total gross profits.” said Mr. Qingtai Liu, Shengtai’s CEO. “The market remains competitive. However, with our competitive strength and corporate strategies, we are very confident that we will have a profitable fiscal year of 2010 as we continue to benefit from the global and domestic economic recovery and the consequently increasing demands by the overseas and domestic markets for glucose and starch products."

About Shengtai Pharmaceutical, Inc.

Shengtai Pharmaceutical, Inc. through its wholly owned subsidiary, Shengtai Holding, Inc. (SHI), a New Jersey corporation, and the Chinese operating company of Weifang Shengtai Pharmaceutical Co., Ltd., is a manufacturer and distributor in China of glucose and starch products as pharmaceutical raw materials, other starch products and other glucose products such as corn meals, food and beverage glucose and dextrin. For more information about Shengtai Pharmaceutical, Inc., please visit http://www.shengtaipharmaceutical.com.

Forward-looking Statements

Certain statements made in this news release may contain forward-looking statements concerning the Company’s business and products. These statements include, without limitation, statements regarding our ability to prepare the Company for growth, and predictions and guidance relating to the Company's future financial performance. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs, but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand especially in the pharmaceutical industry, pricing and demand trends for the Company's products, changes to government regulations, risk associated with operation of the Company's new facilities, risk associated with large-scale implementation of the Company's business plan, the ability to attract new customers, ability to increase its product's applications, cost of raw materials, downturns in the Chinese economy, and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. Investors are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Contact:

Shengtai Pharmaceutical, Inc.
Mr. Hu Ye
Chief Financial Officer
Tel:  +86-13911573505
Email: shengtaicfo@hotmail.com

Shengtai Pharmaceutical, Inc.
Ms. Shenglian Iris Wang
Investor Relations Manager
Tel: +86-536-6295802
Email: shengtaiadm@hotmail.com